                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OF 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of  Report (Date of earliest event reported):   December 29, 2000

Commission       Registrant, State of Incorporation     I.R.S. Employer
File Number      Address and Telephone Number           Identification  Number

1-1405           Delmarva Power & Light Company         51-0084283
                 (a Delaware and Virginia
                 Corporation)
1-3559           Atlantic City Electric Company         21-0398280
                 (A New Jersey Corporation)

                 800 King Street
                 P. O. Box 231
                 Wilmington, Delaware 19899
                 Telephone: (302) 429-3114

Item 5 Other Information

As previously disclosed in Note 13 to the Consolidated Financial Statements included in Item 8 of Part II of Conectiv's 1999 Annual Report on Form 10-K and in Note 4 to the Consolidated Financial Statements included in Item 1 of Part I of Conectiv's Quarterly Report on Form 10-Q for the period ended September 30, 2000, Delmarva Power & Light Company (DPL) and Atlantic City Electric Company
(ACE) previously entered into agreements to sell certain electric generating plants. Pursuant to agreements with PSEG Power LLC (a subsidiary of Public Service Enterprise Group Incorporated) and PECO Energy Company (PECO) for the sale of ownership interests in nuclear electric generating plants, DPL sold its 7.51% interest (representing 164 megawatts of capacity) in Peach Bottom and its 7.41% interest (representing 167 megawatts of capacity) in Salem on December 29, 2000 for approximately $9.2 million. Also, DPL received proceeds for the net book value of nuclear fuel on hand and used such proceeds to repay in part the related lease obligation. In accordance with the agreements, DPL transferred its decommissioning trust funds and related obligation for decommissioning the nuclear plants to the purchasers.

As previously disclosed in Note 13 to the Consolidated Financial Statements included in Item 8 of Part II of Conectiv's 1999 Annual Report on Form 10-K and in Note 8 to the Consolidated Financial Statements included in Item 1 of Part I of Conectiv's Quarterly Report on Form 10-Q for the period ended September 30, 2000, the New Jersey Board of Public Utilities (NJBPU) issued a Summary Order to ACE in July 1999 concerning restructuring ACE's electricity supply business, including among other things, stranded cost recovery and securitization, and indicated that a more detailed order would be issued at a later time. Issuance of the NJBPU's final restructuring order to ACE has been delayed due to appeals of the NJBPU's final restructuring and securitization orders for Public Service Electric & Gas Company (PSE&G).

As previously disclosed in Note 13 to the Consolidated Financial Statements included in Item 8 of Part II of Conectiv's 1999 Annual Report on Form 10-K and in Note 4 to the Consolidated Financial Statements included in Item 1 of Part I of Conectiv's Quarterly Report on Form 10-Q for the period ended September 30, 2000, consummation of the sales of the nuclear and nonstrategic baseload fossil fuel fired electric generating plants is subject to the receipt of required regulatory approvals, including the approval of the NJBPU. Appeals of the NJBPU's final restructuring and securitization orders concerning PSE&G have resulted in a delay of the issuance of certain approvals and orders by the NJBPU and, consequently, a delay in the closing of the sale of certain of the electric generating units, including ACE's ownership interests in nuclear electric generating plants.

On December 6, 2000, the New Jersey Supreme Court affirmed the judgment of the New Jersey Superior Court Appelate Division which had affirmed the NJBPU's final restructuring and securitization orders concerning PSE&G. Management currently expects the sales of ACE's nuclear and fossil, and DPL's fossil, electric generating plants to take place during 2001. However, management cannot predict the timing or outcome of any appeals of the New Jersey Supreme Court decision, the timing of the issuance of required NJBPU approvals, the timing or outcome of appeals, if any, of such approvals, the effect of any of the foregoing on the ability of ACE or DPL to consummate the sales of various electric generating plants, or the impact of any of the foregoing on ACE's ability to recover or securitize any related stranded costs.

Conectiv issued a press release on January 4, 2001 relating to DPL's sale of its ownership interests in the Peach Bottom and Salem nuclear electric generating plants, a copy of which is attached hereto as an exhibit and incorporated by reference in its entirety herein.

Item 7   Financial Statements, ProForma Financial Information and Exhibits

         See Exhibit Index attached hereto

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       DELMARVA POWER & LIGHT COMPANY
                                       ATLANTIC CITY ELECTRIC COMPANY


                                       By:
                                          -----------------------------------
                                            Philip S. Reese
                                            Vice President and Treasurer



Date:  January 8, 2001

                                  Exhibit Index

Exhibit No.

    99 Press Release dated January 4, 2001 in connection with sales of nuclear interests by Delmarva Power & Light Company